Exhibit 23.2

                         De Joya Griffith & Company, LLC
                   Certified Public Accountants & Consultants
                          2425 W. Horizon Ridge Parkway
                             Henderson, Nevada 89052

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INDEPENDENT AUDITORS' CONSENT

We consent to the use of Gemwood Productions, Inc. on Form SB-2 of our Auditors' Report, dated November 1, 2005, on the balance sheet of Gemwood Productions, Inc. as of September 30, 2005 and the related statement of income and accumulated deficit from January 17, 2005, date of inception to September 30, 2005, changes in stockholders' equity, and cash flows for the period September 30, 2005.


/s/ De Joya Griffith & Company, LLC
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De Joya Griffith & Company, LLC
December 21, 2005
Las Vegas, Nevada


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